January 29, 2015	FOR IMMEDIATE RELEASE

CONTACT: Kelly Polonus, Great Southern, 1.417.895.5242
kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. to Hold 26th Annual Meeting of Stockholders

SPRINGFIELD, Mo. – Great Southern Bancorp, Inc. (NASDAQ Global Select: GSBC), the holding company of Great Southern Bank, will hold its 26th Annual Meeting of Stockholders at:

10 a.m. CDT
Wednesday, May 6, 2015
Great Southern Operations Center
218 S. Glenstone, Springfield, Mo.

Holders of Great Southern Bancorp, Inc. common stock at the close of business on the record date, February 27, 2015, can vote at the annual meeting, either in person or by proxy.

Material to be presented at the Annual Meeting will be available on the Company's website, www.GreatSouthernBank.com, prior to the start of the meeting.

With total assets of $4.0 billion, Great Southern offers banking and investment services. Headquartered in Springfield, Mo., the Company operates 108 retail banking centers and more than 200 ATMs in Missouri, Arkansas, Iowa, Kansas, Minnesota and Nebraska, and loan production offices in Tulsa, Okla., and Dallas, Texas.

www.GreatSouthernBank.com